1373224 ONTARIO LIMITED

                                                     September 10, 1999

Canadian Imperial Bank of Commerce
Special Loans, Head Office
Risk Management Division
Commerce Court West
Toronto, Ontario

Attention: Gerry Soucie, General Manager

Dear Sirs:

1. Offer

1.1 Irrevocable Offer to Purchase Assets

            Upon and subject to the terms and conditions set forth herein, 1373224 Ontario Limited (the "Purchaser") hereby offers (hereinafter referred to as the "Offer") to purchase from the Receiver (as hereinafter defined), all of the right, title and interest of GalaVu Entertainment Inc. ("GalaVu") in and to the undertaking and all of the property and assets of the Purchased Business (as hereinafter defined) of every kind and description and wheresoever situated, other than the Excluded Assets (the "Purchased Assets").

1.2 Bank Acting as Recipient of this Offer

This Offer is delivered to Canadian Imperial Bank of Commerce (the "Bank"), as the primary secured creditor of GalaVu. This Offer shall be irrevocable for acceptance by the Bank until the close of business (5:00 p.m.) on Friday, September 10, 1999, and irrevocable for acceptance by the Receiver until the Time of Closing (as hereinafter defined) after which, unless accepted in writing by the Receiver, this offer shall be revoked and shall then be null and void.

1.3 Acceptance Adopts this Offer

            The valid acceptance by the Receiver of this offer shall constitute an agreement between the Receiver and the Purchaser and the Bank shall have no liabilities, obligations and duties hereunder save as may be specifically provided herein.

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                                      -2-


2. Interpretation

2.1 Definition

            In this Offer, unless the subject matter or context is inconsistent therewith, the following terms shall have the following meanings:

            "Accepted Assets" has the meaning ascribed to that term in section
            4.9 hereof;

            "Accounts Receivable" means all debts, accounts and claims for monetary amounts which are, or are accruing, due or owing to GalaVu, on the Closing Date, excluding all cash of GalaVu on deposit with the Bank;

            "Agreement" means the agreement arising out of the acceptance of this Offer and all amendments made thereto by written agreement executed by each of the parties hereto;

            "BIA" means the Bankruptcy and Insolvency Act (Canada);

            "Business Day" means a day other than a Saturday, Sunday or statutory holiday in Ontario;

            "Claims" means all losses, damages, expenses, liabilities (whether accrued, actual, contingent, latent or otherwise), claims and demands of whatever nature and kind including, without limitation, all legal fees and costs on a solicitor and client basis;

            "Closing Date" means September 13, 1999 or such other date as may be agreed to in writing between the Vendor and the Purchaser;

            "Encumbrance" means any encumbrance, lien, charge, hypothec, pledge, mortgage, title retention agreement, or security interest of any nature;

            "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time;

            "Excluded Assets" mean GalaVu's right, title or interest in or to the items described in Schedule "F" attached hereto or as otherwise excluded pursuant to the Offer or which may be designated as Excluded Assets by notice from the Purchaser to the Vendor within 45 days after the Closing Date;

            "Inventory" means all inventories of GalaVu wheresoever situated including, without limiting the generality of the foregoing, all finished goods, work in progress and raw materials;

            "Occupancy and Indemnity Agreement" means the occupancy and indemnity agreement in substantially the form attached hereto as Schedule "G";

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            "Permitted Encumbrances" means the interest of the lessor in machinery, equipment and vehicles leased by GalaVu for use in the Purchased Business;

            "Purchased Assets" has the meaning set out in sections 1. 1 and 3.
            1;

            "Purchased Business" means the business currently carried on by GalaVu and which includes providing pay for view movies in motels and hotels and software and hardware development;

            "Receiver" means that person appointed by a Court of competent jurisdiction as the receiver or receiver and manager of the property, assets and undertaking of GalaVu, including an interim receiver appointed pursuant to Section 47 of the BIA, in its capacity as receiver or interim receiver and not in any personal capacity.

            "SEC" shall mean the Securities and Exchange Commission, or any other federal agency then administering the Securities Act;

            "Securities Act" shall mean the Securities Act of 1993, as amended, or any similar Federal statute, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time;

            "Shares" means the common shares in the capital of Networks North Inc. ("Networks") to be delivered to the Vendor pursuant to section 3.2(iii);

            "Time of Closing" means 2:00 p.m. (Toronto time) on the Closing Date, or such other time on the Closing Date as the Vendor and the Purchaser may mutually determine; and

            "Vendor" means the Receiver.

2.2 Headings

            The division of this Offer into articles and sections and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Offer or of the Agreement. The terms "hereof", "hereunder" and similar expressions refer to this Offer and Agreement and not to any particular article, section or other portion hereof and include any agreement supplemental hereto unless something in the subject matter or context is inconsistent therewith, references herein to articles and sections are to articles and sections of this Offer and Agreement.

2.3 Number, Gender and Persons

            In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing gender shall include all genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind whatsoever.

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2.4 Entire Agreement

            This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as herein provided.

2.5 Time of Essence

            Time shall be of the essence of this Agreement.

2.6 Applicable Law

            This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the Province of Ontario and the federal laws of Canada applicable therein, and each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of such province and all courts competent to hear appeals therefrom.

2.7 Successors and Assigns

            This Agreement shall enure to the benefit of and shall be binding on and enforceable by the parties and, where the context so permits, their respective successors and permitted assigns. Except as explicitly provided herein, neither the Vendor nor the Purchaser may assign any of its rights or obligations hereunder without the prior written consent of the other party.

2.8 Severability

            If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct.

2.9 Amendments and Waivers

            No amendment or waiver of any provision of this Agreement shall be binding on either party unless consented to in writing by such party. No waiver of any provisions of this Agreement shall constitute a waiver of any other provision of this Agreement nor shall any waiver constitute a continuing waiver unless otherwise provided.

2.10 Currency

            Unless otherwise expressly stated herein, all references to dollar amounts in this Agreement are to Canadian dollars.

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3. Purchase and Sale

3.1 Purchased Assets

            Without limiting the generality of the provisions of Section 1.1 hereof, the Purchased Assets include the right, title and interest of GalaVu and the Receiver, if any, in and to the following:

      (a) all leasehold improvements at all of GalaVu's premises to which GalaVu is entitled;

      (b) all machinery and equipment and all vehicles, tools, spare parts, handling equipment, furniture, fixtures, furnishings, supplies and accessories relating to or used in the Purchased Business;

      (c) all leases of machinery and equipment relating to or used in the Purchased Business in respect of which GalaVu is lessee;

      (d)   the Inventory;

      (e) all prepaid expenses and security deposits, including any amounts paid or held by supplier(s) of cable television, but excluding all security deposits held by any of GalaVu's landlords;

      (f) all new and unused production, shipping and packaging supplies relating to or used in the Purchased Business;

      (g) all Accounts Receivable, including all coins and bills or other medium of exchange wherever located;

      (h)   all Accepted Assets to which GalaVu is a party;

      (i) all licences, registrations, permits and quotas required to carry on the Purchased Business in its usual and ordinary course;

      (j) all copyrights, registered trade-marks, trade-mark licences, trade names, and patents; all unregistered trade-marks, trade-mark licenses, trade names, logos and all patent applications, trade-marks registration applications owned, used or made by GalaVu in connection with the Purchased Business including, without limitation, the right to use the name "GalaVu";

      (k) all computer equipment, operating system software, tools and utilities, application software and databases including, without limitation, those providing accounting, inventory, as well as any other management information systems of the Purchased Business, including without limitation, all source code and object code, system documentation, instruction and use manuals and any other written material pertaining to the foregoing, and all intellectual property rights applicable thereto,

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                                      -6-


            including, without limitation, all copyrights, licences and proprietary information relating thereto;

      (l) the goodwill of the Purchased Business including, without limiting the generality of the foregoing:

            (i) the exclusive right in favour of the Purchaser to represent itself as carrying on the Purchased Business in continuation of and in succession to GalaVu; and

            (ii) all records of sales, customer lists and supplier lists of or used in connection with the Purchased Business, including, without limiting the generality of the foregoing, inventory records, customers' inventory records, if any, accounts receivable records, records pertaining to customers' requirements, customer contracts, customer invoices, suppliers' invoices and expense invoices; and

      (m) all shares in the capital of GalaVu Entertainment Corp., GalaVu International Corp., and any other shares owned by GalaVu;

      (n) all other property and assets owned by GalaVu or to which it is entitled in connection with the Purchased Business, but excluding the Excluded Assets.

3.2 Purchase Price

            The purchase price payable to the Vendor for the Purchased Assets (the "Purchase Price"), shall be paid to the Vendor at the Time of Closing and shall consist of (i) the sum of $1,200,000; (ii) the note of the Purchaser, in the form attached as Schedule "A" (the "Note") secured by a general security interest in all of the Purchaser's present and after-acquired assets, property and undertaking in the form attached as Schedule "B" (the "GSA") and a guarantee from Networks of the obligations of the Purchaser, recourse for which is limited to a pledge of all of the shares of the Purchaser, in the form of the guarantee and pledge agreement attached as Schedule "C" hereto (each of the foregoing being collectively hereinafter referred to as the "Security"); and (iii) 100,000 Shares, issued from the treasury of Networks.

      (a) At or prior to the delivery of this Offer, the Purchaser shall have delivered to Blake, Cassels & Graydon (the "Escrow Agent"), (i) a certified cheque payable to the Escrow Agent, in trust, in the amount of $1,200,000, (ii) the Note, (iii) a certificate executed by the Chief Executive Officer of Networks certifying that the 100,000 Shares referred to in paragraph 3.2(iii) have been validly issued pursuant to duly authorized resolutions of the board of directors of Networks as fully paid and non-assessable shares in the capital of Networks free of any lien, encumbrance, or security interest, and that the issuance and allotment thereof pursuant to paragraph 3.2(iii) hereof has been registered in the books and records of Networks, and (iv) the Security (items (i), (ii), (iii), and (iv) being collectively referred to as the "Escrow Funds").

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      (b)   The Escrow Agent shall hold the cash portion of the Escrow Funds in an interest bearing account or instrument pending the Time of Closing, to be distributed in accordance with the terms hereof.

      (c) Upon receipt by the Escrow Agent of a certificate executed and delivered by both the Vendor and the Purchaser, substantially in the form of the certificate attached as Schedule "D" hereto, certifying that the conditions of closing set out in section 5 hereof have been satisfied or waived, the Escrow Agent shall, at the Time of Closing, without further instructions: (i) pay the amount of the Purchase Price to the Vendor on account of the Purchase Price including the delivery of the Note, and the Security; and (ii) pay to the Purchaser any interest earned upon the cash portion of the Escrow Funds prior to the Time of Closing.

      (d) Upon receipt by the Escrow Agent, at any time following the Time of Closing of a certificate delivered by the Vendor and the Purchaser, substantially in the form of the certificate attached as Schedule "E" hereto, certifying that the conditions of closing set out in section 5 hereof have not been satisfied or waived, the Escrow Agent shall forthwith return the Escrow Funds, and any interest earned upon the cash portion thereof, to the Purchaser, without setoff or deduction.

      (e) In the event that following the Time of Closing, the Escrow Agent has not received either of the certificates referred to in paragraphs 3.2(c) or 3.2(d) hereof, the Escrow Agent shall forthwith make an application to a Judge of the Ontario Superior Court of Justice, in Toronto, for an Interpleader Order, and shall name both the Vendor and the Purchaser as respondents to such application and serve them with notice of all steps and proceedings in connection therewith.

3.3 Taxes

      (a) The Purchaser will be liable for and pay as required by law, in addition to the Purchase Price, all taxes, duties and fees whatsoever which are required to be paid by a purchaser in connection with the transaction contemplated herein, together with all duties, registration fees or other charges properly payable by the Purchaser upon or in connection with the conveyance or transfer of the Purchased Assets, including, without limitation, all taxes payable pursuant to the Excise Tax Act (Canada), An act respecting the Quebec sales tax and amending various fiscal legislation, Ontario retail sales tax and any other tax, duty, levy or fee payable in any other jurisdiction. Notwithstanding the foregoing, the Purchaser may provide the Vendor with suitable exemption certificates indicating the Purchaser's entitlement to an exemption or exemptions from any tax, which exemption certificates, if in form and substance acceptable to the Vendor, acting reasonably, will be accepted by the Vendor in lieu of the Purchaser's obligations insofar as such tax is concerned. The Purchaser will indemnify and hold the Vendor, and its employees, officers, directors and agents, harmless against liability, claim, expense, costs, penalty or loss suffered by the Vendor by virtue of the Purchaser's failure to pay any such taxes, duties and fees, whether arising from a reassessment or otherwise, or by virtue of the Vendor's acceptance of a certificate of

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                                      -8-


            exemption; or by virtue of the making of the joint GST and QST elections referred to in paragraph (b) of this section and will provide the Vendor with evidence of all payments made hereunder.

      (b) Notwithstanding the foregoing, the Vendor and Purchaser shall jointly make the elections provided for under subsection 167(1.1) of the Excise Tax Act (Canada) and under section 75 of the Act respecting Quebec sales tax so that no GST or QST will be payable in respect of the transactions contemplated herein. The Vendor and Purchaser shall jointly complete the election forms (form GST-44 and QST form VD-75) in respect of such elections and the Purchaser shall file such elections with its GST or QST return, as appropriate, for the first reporting period in which the GST and QST would, in the absence of such elections, become payable in connection with the transactions contemplated herein.

      (c) The foregoing provisions of this section 3.3 shall apply mutatis mutandis to all other applicable federal, provincial and territorial taxation legislation, with the intent that the Vendor and the Purchaser shall cooperate fully so as to minimize the taxes applicable to or payable in connection with the acquisition by the Purchaser of the Purchased Assets.

3.4 Allocation of Purchase Price

            The Purchaser shall be entitled to allocate the Purchase Price among the Purchased Assets as the Purchaser may determine.

3.5 Repurchase of Accounts Receivable

      (a) The Purchaser covenants that following the Closing Date, it will use its commercially reasonable best efforts to collect the Accounts Receivable. In the event that 90 days following the Closing Date (the "Adjustment Date"), the Purchaser shall have collected less than $1,200,000 in respect of the Accounts Receivable pertaining to the period ending August 31, 1999 (the "Pre-September Accounts Receivable"), the Purchaser shall have the right, at the Purchaser's option, to require the Vendor to pay to the Purchaser the amount of the deficiency between $1,200,000 and the amount collected by the Purchaser, and upon payment thereof, the Purchaser shall transfer, sell and assign to the Vendor all of the Purchaser's right, title and interest in and to the uncollected Pre-September Accounts Receivable, together with, or if impractical, the rights of access to, all books, records and documents evidencing or relating to such Pre-September Accounts Receivable. Upon the completion of the said assignment, the Vendor shall be entitled to receive all amounts subsequently collected in respect of the Pre-September Accounts Receivable and the Purchaser shall hold any amounts received by it separate and apart from its other property and subject to a trust in favour of the Vendor. In the event that the amount collected by the Purchaser as of the Adjustment Date in respect of the Pre-September Accounts Receivable, exceeds $1,200,000, the Purchaser shall forthwith pay such excess amount to the

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                                      -9-


            Vendor and shall hold such excess amount separate and apart from its other property and subject to a trust in favour of the Vendor.

      (b) The Purchaser agrees to pay to the Vendor as soon as possible following the Closing Date and in any event by the Adjustment Date,
            (i) an amount equal to all expenses paid by GalaVu through its accounts with CIBC prior to the Closing Date and which relate to the operations of the Company from September 1, 1999 onwards, other than payments relating to employees and, other than pre-paid expenses recorded in the balance sheet of GalaVu as of August 31, 1999 and
            (ii) an amount equal to the payments, if any, made by GalaVu through its accounts with CIBC for film royalties payable for the months of July and August, 1999.

      (c) Any payment required to be made by the Vendor to the Purchaser on the Adjustment Date in respect of uncollected Pre-September Accounts Receivable shall be made without set-off, discount, holdback or deduction except for payments, if any, required to be made by the Purchaser to the Vendor under paragraph 3.3, this paragraph 3.5 or in respect of paragraph 4.8 or the Occupancy and Indemnity Agreement. Similarly, payments required to be made by the Purchaser to the Vendor under paragraph 3.3, this paragraph 3.5 and under 4.8 or the Occupancy and Indemnity Agreement shall be made without set-off, discount, holdback or deduction other than amounts payable by the Vendor to the Purchaser under this paragraph.

      (d) Notwithstanding anything to the contrary or the acceptance of this Offer by the Receiver, the Bank shall be liable to the Purchaser in respect of the Vendor's obligations to the Purchaser contained in this paragraph 3.5.

3.6 Right to Audit

            The Vendor may, at its own expense, audit the books and records and financial statements and accounts of the Purchaser in order to confirm the amount collected by the Purchaser in respect of the Accounts Receivable.

4. Representations, Warranties and Covenants

4.1 Receiver's Representations and Warranties

            By acceptance of this Offer the Receiver represents and warrants to the Purchaser and hereby acknowledges and confirms that the Purchaser is relying on such representations and warranties in connection with the purchase by it of the Purchased Assets that:

      (a) the Receiver has been duly appointed as receiver or interim receiver of the property, assets and undertakings of GalaVu pursuant to s. 47 of the B1A with the full right, power and authority to enter into this Agreement, perform its obligations hereunder and convey all the right, title and interest of the Receiver in and to the Purchased Assets;

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                                      -10-


      (b) the Receiver is not, and as at the Time of Closing, the Receiver will not be, a non-resident of Canada within the meaning of Section 116 of the Income Tax Act (Canada);

      (c) the Receiver has not done any act to encumber or dispose of the Purchased Assets; and

      (d) GalaVu Entertainment Inc. is registered for purposes of Part IX of the Excise Tax Act (Canada) and Title I of the Act respecting the Quebec sales tax.

4.2 Survival of the Receiver's Representations, Warranties and Covenants

      (a)   The representations and warranties of the Vendor set forth in
            Section 4.1 will survive the completion of the sale and purchase of the Purchased Assets herein provided for and, notwithstanding such completion, will continue in full force and effect for the benefit of the Purchaser for a period of two years from the date of this Agreement;

      (b) The covenants of the Vendor set forth in this Agreement will survive the completion of the sale and purchase of the Purchased Assets herein provided for and, notwithstanding such completion, will continue in full force and effect for the benefit of the Purchaser for a period of two years from the date of this Agreement; and

      (c) The Purchaser acknowledges that, in entering into this Agreement, the Receiver is acting solely in its capacity as receiver of the property, assets and undertaking of GalaVu and any liability of the Receiver to the Purchaser is limited to the amount of the Purchase Price received by the Receiver.

4.3 Purchaser's Representations and Warranties

            The Purchaser represents and warrants to the Vendor and hereby acknowledges and confirms that the Vendor is relying on such representations and warranties in connection with the sale by it of the Purchased Assets that:

      (a) the Purchaser is a corporation duly incorporated, organized and subsisting under the laws of the Province of Ontario;

      (b) the Purchaser has good and sufficient power, authority and right to enter into and deliver this Agreement and to complete the transactions to be completed by the Purchaser contemplated hereunder and the Purchaser has taken all necessary corporate action to authorize the entering into and performance of this Agreement;

      (c) this Agreement constitutes a valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization and other laws of general application limiting the enforcement of creditors' rights generally and to the fact

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                                      -11-


            that specific performance is an equitable remedy available only in the discretion of the court;

      (d)   At the Time of Closing, the Shares:

            (i) are validly issued pursuant to duly authorized resolutions of the board of directors of Networks as fully paid and non-assessable shares in the capital of Networks free of any lien, charge, encumbrance, security interest or adverse claim;

            (ii)  are listed on the NASDAQ ("NASDAQ"); and

            (iii) are restricted securities within the meaning of Rule 144 promulgated under the Securities Act and may not be sold pursuant to Rule 144 for at least 12 months and thereafter may be sold only pursuant to Rule 144 or to a registration statement filed under the Securities Act or other applicable exemption under the Securities Act;

      (e) Purchaser has previously delivered or caused to be delivered to Vendor, complete and correct copies of all reports, statements and registration statements (including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and proxy statements) filed by Networks with the SEC since August 31, 1998 (the "Networks SEC Documents").

      (f) Networks is not a reporting issuer for the purposes of Canadian provincial securities legislation;

      (g) The Purchaser is registered for purposes of Part IX of the Excise Tax Act (Canada) and Title I of the Act respecting the Quebec sales tax.

      (h) The Purchaser is acquiring hereunder all or substantially all of the property that can reasonably be regarded as being necessary for it to carry on the business of GalaVu as a business.

4.4 The Purchaser covenants that it will use reasonable efforts, for a period of twelve months from the Closing Date, to cooperate with the Receiver, to provide such access to books and records relating to the Purchased Business and to such employees who may have become employees of the Purchaser but who may have knowledge of such books and records relating to the Purchased Business as may be reasonably required by the Receiver in order to fulfil its obligations as Receiver, at no expense to the Vendor within the first 90 days following the Date of Closing.

4.5 Survival of Purchaser's Representations, Warranties and Covenants

      (a)   The representations and warranties of the Purchaser set forth in
            Section 4.3 will survive the completion of the sale and purchase of the Purchased Assets herein provided for and, notwithstanding such completion, will continue in full force and effect for the benefit of the Vendor for a period of two years from the date of this Agreement; and

      (b) The covenants and indemnifications of the Purchaser set forth in this Agreement will survive the completion of the sale and purchase of the Purchased Assets herein provided for and, notwithstanding such completion, will continue in full force and effect for the benefit of the Vendor for a period of two years from the date of this Agreement.

4.6 "As Is, Where Is"

            The Purchaser acknowledges that the Vendor is selling and the Purchaser is purchasing the Purchased Assets on an "as is, where is" and "without recourse" basis as they shall exist on the date of this Agreement. The Purchaser further acknowledges that it has entered into this Agreement on the basis that neither GalaVu nor the Receiver has guaranteed or will guarantee title to the Purchased Assets that the Purchaser has conducted such inspections of the condition and title to the Purchased Assets as it deems appropriate and has satisfied itself with regard to these matters. No representation, warranty or condition is expressed or can be implied as to title, encumbrance, description, fitness for purpose, environmental compliance, merchantability, condition or quality, or in respect of any other matter or thing whatsoever concerning the Purchased Assets, or the right of the Vendor to sell or assign same save and except as expressly provided for in this Agreement. Without limiting the generality of the foregoing, any and all conditions, warranties or representations expressed or implied pursuant to the Sale of Goods Act (Ontario) do not apply hereto and have been waived by the Purchaser. The description of the Purchased Assets contained in this Agreement is for the purpose of identification only and no representation, warranty or condition has or will be given by the Vendor concerning the accuracy of such description.

4.7 Third Party Consents

            Until such consent is obtained nothing in this Agreement shall constitute an assignment or attempted assignment of any rights of GalaVu which are not assignable without the consent of another person if such written consent has not been obtained. Upon receipt of such consent the applicable rights shall be deemed to be assigned by this Agreement without any further formality. The Vendor shall use its reasonable best efforts to assist the Purchaser in obtaining the consent of any third party to any contract where such consent is required, provided that the parties acknowledge that the Purchaser shall have primary responsibility for obtaining such consent and shall diligently proceed to do so.

            Unless and until any such consent is obtained and an assignment of any such rights is effected, the Vendor shall hold such rights in trust for the sole benefit of the Purchaser and, in this regard:

      (a) the Vendor shall remit to the Purchaser all proceeds and receipts received by the Vendor in connection with such rights forthwith upon receipt thereof; and

      (b) the Vendor will take such action as may be reasonably required to enable the Purchaser to administer such rights, including the ability to enforce such rights.

            If, after two years from the Closing Date, the required consent cannot be obtained in respect of any such rights, then such rights shall be deemed to form part of the Excluded Assets.

4.8 Occupation

            In order to permit the orderly removal of the Purchased Assets by the Purchaser and to assist the Purchaser in maintaining the continuity of the Purchased Business, the Receiver shall permit the Purchaser to have access to all of the premises leased or occupied by GalaVu for a period not to exceed 45 days from the closing date, on the terms and conditions set out in the Occupancy and Indemnity Agreement, to be executed and delivered prior to the Time of Closing.

4.9 Accepted Assets

            The Accepted Assets are all of the Purchased Assets other than the Excluded Assets listed in Schedule "F" delivered by the Purchaser to the Vendor prior to the Time of Closing.

5. Conditions

5.1 Conditions for the Benefit of the Purchaser (Time of Closing)

      (a) The sale by the Vendor and the purchase by the Purchaser of the Purchased Assets are subject to the following conditions, which are for the exclusive benefit of the Purchaser and which are to be performed or complied with at or prior to the Time of Closing:

            (i) the representations and warranties of the Vendor set forth in Section.4.1 will be true and correct at the Time of Closing with the same force and effect as if made at and as of such time;

            (ii) the Vendor will have performed or complied with all of the terms, covenants and conditions of this Agreement to be performed or complied with by it at or prior to the Time of Closing;

            (iii) the Receiver shall have obtained an order of the Ontario
                  Superior Court of Justice in substantially the form set out in Schedule "H" hereto, approving the transactions contemplated herein, and vesting in the Purchaser the right, title and interest of GalaVu and the Receiver, if any, in and to the Purchased Assets, free and clear of the right, title and interest of any other person other than Permitted Encumbrances (the "Vesting Order");

            (iv) no order shall have been made in favour of, and no action or proceeding in Canada shall have been commenced by, any person, firm, company, government, governmental agency, regulatory body or agency to enjoin, restrict or prohibit the purchase and sale of the Purchased Assets, in whole or in part, contemplated hereby or to stay the Vesting Order; and

            (v) the Receiver and the Purchaser shall have entered into the Occupancy and Indemnity Agreement.

      (b) In case any term or covenant of the Vendor or condition to be performed or complied with for the benefit of the Purchaser at or prior to the Time of Closing has not been performed or complied with at or prior to the Time of Closing, the Purchaser, without limiting any other right that the Purchaser has, may at its sole option, either:

            (i) rescind this Agreement by notice to the Vendor, and in such event the Purchaser will be released from all obligations hereunder and require that the Vendor immediately execute and deliver to the Purchaser the certificate in the form attached hereto as Schedule "E"; or

            (ii) waive compliance with any such terms, covenant or condition in whole or in part on such terms as may be agreed upon without prejudice to any of its rights of rescission in the event of non-performance of any other term, covenant or condition in whole or in part; and, if the Purchaser rescinds this Agreement pursuant to Section 5. 1 (b)(i), the Vendor will also be released from all obligations hereunder.

5.2 Conditions for the Benefit of the Vendor (Time of Closing)

      (a) The sale by the Vendor and the purchase by the Purchaser of the Purchased Assets are subject to the following conditions, which are the exclusive benefit of the Vendor and which are to be performed or complied with at or prior to the Time of Closing:

            (i) the representations and warranties of the Purchaser set forth in Section 4.3 will be true and correct at the Time of Closing with the same force and effect as if made at any as of such time;

            (ii) the Purchaser will have performed or complied with all the terms, covenants and conditions of this Agreement to be performed or complied with by the Purchaser at or prior to the Time of Closing;

            (iii) no order shall have been made in favour of, and no action or proceeding in Canada shall have been commenced by any person, firm, company, government, governmental agency, regulatory body or agency to enjoin, restrict or prohibit the purchase and sale of the Purchased Assets contemplated hereby or to stay the Vesting Order;

            (iv) the Purchaser shall deliver to the Vendor a certificate executed by the Chief Executive Officer of Networks as to the representations and warranties contained in Section 4.3(d),
                  (e) and (f) , and the covenant of Networks in the form attached as Schedule "K" hereto;

            (v)   the Receiver shall have obtained the Vesting Order; and

            (vi) the Purchaser and the Receiver shall have entered into the Occupancy and Indemnity Agreement.

      (b) In the case any term or covenant of the Purchaser or condition to be performed or complied with for the benefit of the Vendor at or prior to the Time of Closing has not been performed or complied with at or prior to the Time of Closing, the Vendor, without limiting any other right that the Vendor has, may at its sole option, either:

            (i) rescind this Agreement by notice to the Purchaser, and in such event the Vendor will be released from all obligations hereunder; or

            (ii) waive compliance with any such term, covenant or condition in whole or in part on such terms as may be agreed upon without prejudice to any of their rights or rescission in the event of non-performance of any other term, covenant or condition in whole or in part.

6. Closing Arrangements

6.1 Closing

      (a) The sale and purchase of the Purchased Assets will be completed at the Time of Closing at the offices of Blake, Cassels & Graydon, 23rd Floor, Commerce Court West, Toronto, Ontario or such other place as the Vendor and Purchaser may agree.

      (b) At the Time of Closing, provided all of the conditions set out in Sections 5.1 and 5.2 have been satisfied or waived by the party so entitled at or prior to such Time of Closing:

            (i) the Vendor will deliver to the Purchaser bill(s) of sale in form and substance satisfactory to the Vendor and the Purchaser acting reasonably in substantially the form attached as Schedule "I" hereto transferring to the Purchaser the right, title and interest of GalaVu and the Receiver, if any, in and to the Accepted Assets, and a copy of the Vesting Order;

            (ii) the Purchaser will deliver to the Vendor the certificates referred to in section 5.2(a)(v) hereof and attached hereto as Schedule "J", a certified cheque or bank draft for provincial retail sales tax (or suitable purchase exemption certificates in respect thereof) and goods and services tax payable in connection with the purchase of the Purchased Assets,; and

            (iii) the Escrow Agent shall deliver the Escrow Funds to the Vendor upon receipt of the executed certificate in the form of certificate attached as Schedule "D" hereto.

6.2 Delivery of Share Certificate

      (a) The Purchaser hereby agrees to deliver to the Receiver at the time of Closing or as soon as possible thereafter, and in any event no later than 7 days following the Closing Date, a share certificate in the name of the Receiver or as it may direct in writing representing the 100,000 Shares referred to in paragraph 3.2(iii).

7. Additional Post-Closing Obligations

7.1 On or before the 45th day following the Closing Date, except as otherwise provided in the Occupancy and Indemnity Agreement the Purchaser shall deliver to the Vendor, a schedule, in the form attached hereto as Schedule "F", identifying those Excluded Assets, which the Purchaser does not agree to purchase from the Vendor (the "Excluded Assets"). Upon delivery by the Purchaser to the Vendor of the Schedule of Excluded Assets pursuant to section 7.1 hereof, the Purchaser shall be deemed to have disclaimed, waived and abandoned all claims, rights, title and interest in or to the Excluded Assets and the Receiver shall have no further obligations to the Purchaser with respect thereto.

7.2 In the event that the Purchaser does not deliver to the Vendor a schedule of Excluded Assets in the form attached hereto as Schedule "F" within 45 days following the Closing Date, the Purchaser will be deemed to have agreed to purchase all of the Purchased Assets.

8. Vesting Order

            If there should be any appeal or motion for leave to appeal to set aside the Vesting Order or to vary or amend its terms:

      (a) the Purchaser shall have the option, in its sole discretion, to require that the Vendor defend such appeal(s) at the Vendor's own expense; and

      (b) the Vendor shall indemnify and save the Purchaser harmless from all reasonable legal expenses incurred by the Purchaser in responding to any such appeals, provided that the Vendor and Purchaser hereby agree that the Vendor shall have carriage of the response to any such appeals, the Purchaser shall provide to the Vendor copies of all accounts for legal expenses incurred by the Purchaser in response to such appeals and assign to the Vendor the Purchaser's right to have such accounts assessed.

            Notwithstanding anything to the contrary or the acceptance of this Offer by the Receiver, the Bank shall be liable to the purchaser in respect of the Vendor's obligations to the Purchaser under this paragraph 8.

8.2 General

8.3 Further Assurances

            Each of the Vendor and the Purchaser will from time to time execute and deliver all such further documents, assignments and instruments and do all acts and things as any other party may, either before or after the Closing Date, reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

8.4 Time of the Essence

            Time is of the essence of this Agreement.

8.5 Cost

            Each of the parties hereto will pay their respective legal and accounting costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed pursuant hereto and any other costs and expenses whatsoever and howsoever incurred.

8.6 Public Announcements

            No press release, public announcement or other similar notice concerning the sale and purchase of the Purchased Assets may be made prior to the Time of Closing by either of the Vendor or the Purchaser without the prior consent and approval of the Vendor and the Purchaser, (save as may be required by Networks in accordance with its obligations to or under the Securities Act, NASDAQ or the SEC), provided that the Vendor and the Bank shall have the right to review and approve any such press release, announcement or other notice prior to the Purchaser or Networks issuing the same to the public.

8.7 Notices

            Any demand, notice or other communication to be given in connection with this Agreement will be given in writing and will be given by personal delivery or by electronic means of communication addressed to the recipient as follows:

            if to the Purchaser:

            1373224 Ontario Limited
            14 Meteor Drive
            Toronto, Ontario
            M9W 1A4

            Attention:    The President
            Facsimile:    (416) 675-8838

            With a copy to:

            Gowling, Strathy & Henderson
            Suite 4900
            Commerce Court West
            Toronto, Ontario
            M5L 1J3

            Attention:    R. Douglas Kneebone and Richard Epstein
            Facsimile:    (416) 862-7661

            if to the Receiver:

            Arthur Andersen Inc.
            1900-79 Wellington Street
            P.O. Box 29, TD Centre
            Toronto, Ontario
            M5K 1B9

            Attention:  Brian Deazeley
            Facsimile:    (416) 947-7788

            if to the Escrow Agent

            Blake, Cassels & Graydon
            Box 25
            Commerce Court West
            Toronto, Ontario
            M5L 1A9

            Attention:  David J. Kee
            Facsimile:    (416) 863-2653

or to such other address, individual or electronic communication number as may be designated by notice given by a party to the others. Any demand, notice or other communication given by personal delivery will be conclusively deemed to have been given on the day of actual delivery thereof and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the Business Day during which such normal business hours next occur if not given during such hours on any day.

8.8 Capacity of Vendor

            The Purchaser acknowledges that any Receiver which executes this Agreement does so solely in its capacity as Receiver, and not in its personal capacity.

8.9 Rights and Obligations of the Escrow Agent

            The only obligation of the Escrow Agent hereunder shall be to disburse the Escrow Funds and interest thereon in the manner herein provided and the Escrow Agent is expressly relieved of any obligation in respect of the propriety of any claim made or the validity or genuineness of any document submitted to it, provided the same shall in the Escrow Agent's reasonable opinion be in the form provided for such documents in the schedules attached hereto.

                                            Yours very truly,

                                            1373224 ONTARIO LIMITED


                                            By:_________________________________
                                            Name:
                                            Title:

Networks North Inc., for valuable consideration, hereby covenants to perform, carry out and deliver all other acts, documents, and agreements to be delivered or performed by Networks as set forth in the foregoing offer.

Dated this           day of September, 1999.

                                            NETWORKS NORTH INC.


                                            By:_________________________________
                                            Name:
                                            Title:

Blake, Cassels & Graydon confirms that it has received the Escrow Funds from the Purchaser, and accepts the responsibilities of the Escrow Agent as set forth above, and agrees to perform the same in accordance with their terms.

Dated this          day of September, 1999.

                                            BLAKE, CASSELS & GRAYDON


                                            By:_________________________________
                                            Name:
                                            Title:

The undersigned accepts the Offer set forth herein this 10th day of September, 1999.

                                            CANADIAN IMPERIAL BANK OF
                                            COMMERCE


                                            By:_________________________________
                                            Name:  Gerry L. Soucie
                                            Title: General Manager

The undersigned as Receiver accepts the Offer set forth herein this day of September, 1999.

                                            ____________________________________